Exhibit 23.9


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Medical Resources, Inc. on Form S-4 of our report dated June 21, 1996, on our audits of the consolidated financial statements of NMR of America, Inc, and Subsidiaries as of March 31, 1996 and 1995, and for the three years in the period ended March 31, 1996, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
July 25, 1996